UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2011

Avanir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Enterprise, Suite 200, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 31, 2011, AVANIR Pharmaceuticals, Inc. (the “Company”) issued a press release announcing selected preliminary financial results for the fourth fiscal quarter ended September 30, 2011 (the “Press Release”). A copy of the Press Release is filed herewith as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2011, the Company announced that William Sibold, Chief Commercial Officer, will resign for personal reasons, effective on November 25, 2011.

Item 8.01. Other Events.

Application to European Medicines Agency for PBA

On October 31, 2011, the Company announced that it has submitted an application to the European Medicines Agency (EMA) seeking marketing authorization for NUEDEXTA® (dextromethorphan HBr and quinidine sulfate) for the treatment of pseudobulbar affect (PBA).

NUEDEXTA was approved by the U.S. Food and Drug Administration in October 2010 for the treatment of PBA, a neurologic condition which is characterized by frequent outbursts of involuntary crying or laughing.

The marketing authorization application (MAA) is based on comprehensive clinical data from the Company’s phase 3 studies of NUEDEXTA in patients with PBA, plus data from the company’s longer-term safety studies. The MAA filing triggers the initiation of EMA’s validation process which is expected to be completed in November. Once the MAA has passed validation, the scientific assessment and opinion review period will take a minimum of 210 days.

Clinical Update

On October 31, 2011, the Company announced that it remains on track for enrolling the first patient into the PRIME study (Safety and Efficacy of AVP-923 in the Treatment of Central Neuropathic Pain in Multiple Sclerosis) before the end of calendar 2011. The Company expects to enroll approximately 400 patients both in the U.S. and internationally. In recent weeks, more than 10 U.S. investigator sites have been activated and screening of prospective study patients is currently underway. The Company anticipates activating European and other international study sites early in calendar 2012. Full details on the PRIME study can be found at www.clinicaltrials.gov.

Additional information relating to the MAA submission and the PRIME study is contained in the press release filed herewith as Exhibit 99.1, the text of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 31, 2011

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2011	Avanir Pharmaceuticals, Inc.

	By:	/s/ Christine Ocampo
Christine G. Ocampo
Vice President, Finance

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 31, 2011